UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 5, 2004

HYPERTENSION DIAGNOSTICS, INC

(Exact name of Registrant as specified in its charter)

Minnesota	0-24635	41-1618036
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2915 Waters Road, Suite 108 Eagan, Minnesota		55121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 651-687-9999

SIGNATURE
EXHIBITS

Item 5.  Other Events and Regulation FD Disclosure.

Hypertension Diagnostics Inc. (“HDI”) issued a press release on May 5, 2004 announcing its agreement to provide ten CVProfilor® DO-2020 testing devices to a Sacramento-based internist, the largest contract to date with a single physician.

A copy of the press release dated May 5, 2004 is being filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.  Financial Statements and Exhibits.

(c)	Exhibits
	99.1	Press release issued by HDI, dated May 5, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HYPERTENSION DIAGNOSTICS, INC.

	By	/s/ Mark N. Schwartz
Its Chairman of the Board and Chief Executive Officer

Dated: May 5, 2004